                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 10, 1997


                             CONTINUCARE CORPORATION
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                     FLORIDA
                 (State or Other Jurisdiction of Incorporation)


        0-21910                                          59-2716023
 (Commission File Number)                     (IRS Employer Identification No.)


CONTINUCARE CORPORATION
100 SOUTHEAST 2ND STREET, 36TH FLOOR
MIAMI, FLORIDA                                                     33131
(Address of principal executive office)                          (Zip Code)








       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 350-7515

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 10, 1997, Continucare Corporation (the "Company") acquired certain arthritis rehabilitation centers and affiliated physician practices from Sheridan Healthcorp., Inc. The acqusition included the purchase of AARDS, INC., a Florida corporation formerly known as Norman B. Gaylis, M.D., Inc., Rosenbaum, Weitz & Ritter, Inc. and Arthritis & Rheumatic Disease Specialties, Inc. Such entities are located in Dade and Broward counties in South Florida. The aggregate purchase was approximately $3.3 million.

         The combined practices purchased by the Company generated approximately $4,000,000 of revenues in 1996 and employ approximately 33 full time staff with 24,000 patient visits per year.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) & (b) It is currently impractical to provide financial statements, pro forma or otherwise, required pursuant to Regulation S-K in connection with the acquisition identified in Item 2 above. This Report will be amended within 60 days from the date this Report is filed to include such financial statement information.

         (c) Exhibits

          10.1 Stock Purchase Agreement dated April 10, 1997 by and among Continucare Corporation, Continucare Physician Practice Management, Inc., AARDS, Inc. and Sheridan Healthcorp, Inc.

          10.2 Stock Purchase Agreement dated April 10, 1997 by and among Continucare Corporation, Continucare Physician Practice Management, Inc., Rosenbaum, Weitz & Ritter, Inc. and Sheridan Healthcorp, Inc.

          10.3 Stock Purchase Agreement dated April 10, 1997 by and among Continucare Corporation, Continucare Medical Management Inc., Arthritis & Rheumatic Disease Specialties, Inc. and Sheridan Healthcare Inc.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONTINUCARE CORPORATION



Date:  April 25, 1997                  By: /s/Charles M. Fernandez
                                           -----------------------
                                           Charles M. Fernandez
                                           Chairman, Chief Executive Officer
                                           and President